UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 8, 2009

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Oregon	000-27261	93-0549963
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

9191 South Jamaica Street, Englewood, CO		80112-5946
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-771-0900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2009, the Board of Directors of CH2M HILL Companies, Ltd. (“CH2M HILL”) appointed Charles “Chad” O. Holliday, Jr. to fill a vacancy on the Board of Directors, effective immediately.  Pending the vote of the CH2M HILL shareholders at the next regularly scheduled shareholders meeting, Mr. Holliday’s term will expire in May 2012.  Mr. Holliday’s appointment to committees of the Board of Directors will be determined at the Board meeting in August 2009.

Mr. Holliday, 61, has been a member of the board of directors for E. I. du Pont de Nemours and Company (“DuPont”) since 1997, and has served as its chairman since 1999.  He is also a member of the board directors for Deere & Company.  Mr. Holliday served as chief executive officer of DuPont from February 1998 through January 2009.  He is a member of the National Academy of Engineering, is the chairman of U.S. Council on Competitiveness, and is a founding member of the International Business Council.  Mr. Holliday formerly served as the chairman of the World Business Council for Sustainable Development and the Business Roundtable’s Task Force for Environment, Technology and Economy.  He is the chair emeritus of the board of directors of Catalyst.   Mr. Holliday is the author of “Walking the Talk,” a book that makes the business case for sustainable development and corporate responsibility.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH2M HILL COMPANIES, LTD.
(Registrant)

Date: June 9, 2009	By:	/s/ Margaret B. McLean
Margaret B. McLean, Vice President & Chief Legal Officer